SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                XIOX Corporation
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                                XIOX Corporation
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

- ----------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:

- ----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

- ----------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

- ----------------------------------------------------------------------------

(5)  Total fee paid:

- ----------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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



                                XIOX CORPORATION
                          Airport Boulevard, Suite 700
                          Burlingame, California 94010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 22, 1996

To our Stockholders:

                  You are cordially invited to attend the Annual Meeting of Stockholders of XIOX CORPORATION (the "Company"), which will be held at the Company's principal executive offices, 577 Airport Boulevard, Suite 700, Burlingame, California, at 1:30 p.m. on May 22, 1996 for the following purposes:

         1. To elect five directors of the Company to serve for the ensuing year and until their successors are elected;

         2. To ratify the selection of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending December 31, 1996; and

         3. To act upon such other business as may properly come before the meeting or any adjournment thereof.

                  The foregoing items of business are more fully described by the Proxy Statement accompanying this notice. The Board of Directors has fixed the close of business on April 4, 1996 as the record date for determining those stockholders who will be entitled to notice of and to vote at the Annual Meeting.

                  Representation of at least a majority of all outstanding shares of Common Stock of Xiox Corporation is required to constitute a quorum at the Annual Meeting. Accordingly, it is important that your stock be represented at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked in writing by you at any time prior to the time it is voted.

                                By Order of the Board of Directors,
                                XIOX CORPORATION



Burlingame, California          Marc M. Michel
April 17, 1996                  Secretary

                               PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS OF
                                XIOX CORPORATION

                             To Be Held May 22, 1996

                  This proxy statement dated April 17, 1996 is solicited on behalf of the Board of Directors of XIOX CORPORATION ("Xiox" or the "Company") for use at the Company's Annual Meeting of Stockholders which will be held at 1:30 p.m. on May 22, 1996 at the Company's principal executive offices, 577 Airport Boulevard, Suite 700, Burlingame, California 94010, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the proxy card were first mailed to stockholders on or about April 17, 1996.

                  Shares represented by proxies in the accompanying form which are properly executed and returned to Xiox will be voted at the Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. If no instructions are given on an executed and returned proxy with respect to a matter set forth in the Notice of Meeting accompanying this Proxy Statement, shares so represented will be voted in favor thereof and for the nominated directors. Any proxy given by a shareholder may be revoked by him at any time prior to its exercise by his taking any one of the following actions:

         1. filing a written instrument revoking the proxy with the Secretary of the Company;

         2. filing a duly executed proxy bearing a later date with the Secretary of the Company; or

         3. attending the meeting and electing to vote in person.

         The complete mailing address of the principal executive offices of the Company is:

                                Xiox Corporation
                        577 Airport Boulevard, Suite 700
                          Burlingame, California 94010

                  The entire cost of soliciting proxies will be borne by Xiox. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of stock and such persons may be reimbursed for their expenses. Proxies may be solicited by the Company's directors, officers or regular employees, without additional compensation, in person or by telephone, or telegraph.

                  The close of business on April 4, 1996 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, Xiox had 2,372,384 shares of common stock, $.01 par value, (the "Common Stock"), issued and outstanding. Each share of Common Stock entitles its holder to one vote on matters to be acted upon at the meeting.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS


                  Stockholder proposals of the Company intended to be considered at the 1997 Annual Meeting of Stockholders must be received by Xiox no later than December 23, 1996. The proposal must be mailed to the Company's principal executive offices, 577 Airport Boulevard, Suite 700, Burlingame, California 94010, Attention: Melanie D. Reid in order that they may be included in the proxy statement and form of proxy related to that meeting. Such proposals must comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

Nominees

                  The nominees for director to serve for one year or until their successors are elected and qualified are set forth below. Unless otherwise instructed, the proxy holders will vote all proxies received by them for the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or unwilling to serve as a director. Notwithstanding the foregoing, if one or more persons, other than those named below, are nominated as candidates for the office of director, the enclosed proxy may be voted in favor of any one or more of the nominees to the exclusion of others, and in such order of preference as the proxies may determine in their discretion.

Name and Position with Company              Director Since            Age

William H. Welling                          1989                      62
Chairman, Chief Executive Officer
and Director

Mark A. Parrish, Jr.                        1990                      65
Director

Robert K. McAfee                            1985                      65
Director

Bernard T. Marren                           1989                      60
Director

Atam Lalchandani                            --                        52
Director Nominee

                  The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified. There are no family relationships between any directors or executive officers of the Company.

Business Experience of Directors

                  William H. Welling became a director of the Company and was named Chairman of the Board of Directors and Chief Executive Officer in September, 1989. Since 1983 he has been Managing Partner of Venture Growth Associates, an investment firm. Since April, 1993 he has been director of Western Micro Technology, Inc., a distributor of computer systems and products. Mr. Welling also serves as a director on the boards of several private companies.

                  Mark A. Parrish, Jr. was appointed a director of the Company in August, 1990 and served as interim President and Chief Operating Officer from January, 1991 through July, 1991. Since 1990, Mr. Parrish has worked as a consultant. From 1987 until its sale in 1989, Mr. Parrish was President of the Datachecker Systems Division, a $210 million point of sales systems subsidiary of National Semiconductor. Between 1974 and 1987 Mr. Parrish held various sales and marketing positions at National Semiconductor, starting as a Major Accounts Manager in 1974, becoming Director of North American sales in 1980 and in 1986 he was appointed Vice President.

                  Robert K. McAfee became a director of the Company in September, 1985. Mr. McAfee has been a management consultant for over 30 years serving both major and small companies. In recent years he has worked extensively with the World Bank and other Regional development banks in introducing computer-based systems and other modern management systems to railroads located throughout the world.

                  Bernard T. Marren was appointed a director of the Company in September, 1989. Mr. Marren was a founder of Western Micro Technology, Inc. and served as its President and Chief Operating Officer from 1977 to 1988. Mr. Marren has been involved in the semiconductor industry since 1960. Mr. Marren was a founder and first President of the Semiconductor Industry Association
(SIA). He also served as President, Director and Chairman of the National Electronics Distributor Association (NEDA). Currently he is Chairman of the Board and Chief Executive Officer of Die Enhancements, Inc., a company that processes silicon wafers to make known good die for the semiconductor industry.

                  Atam Lalchandani has been in the information technology business for the past 20 years. He was part of the financial management at National Semiconductor, starting in 1977 and progressing to Chief Financial and Administrative Officer for a subsidiary, National Advanced Systems from 1983 to 1989. During 1990 Mr. Lalchandani was the Chief Financial Officer of Oracle's domestic operations. From 1990 to 1992 Mr. Lalchandani served initially as Chief Financial Officer and later as Chief Executive Officer for Objectivity, a venture-backed database software company. Since 1992 Mr. Lalchandani has been a financial and strategy consultant for various companies in the San Francisco Bay Area. He is currently on the Board of Santa Cruz based Harmony Foods.

Vote Required

                   The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no legal effect under Delaware law.



Board Meetings and Committees

                  The Board of Directors of the Company held a total of three meetings during the year ended December 31, 1995. All of the incumbent directors attended or participated in 100% of the total number of meetings of the Board of Directors and all committees of which they were members except for Mr. Boatwright and Mr. Marren who attended two of the three meetings.

                  The Board of Directors has one standing Committee, the Audit and Compensation Committee. There is no nominating committee or any other committee performing the functions of a nominating committee. The Audit and Compensation Committee approves the Company's compensation arrangements including stock option grants and employee benefits for the Company's management and employees and recommends the engagement of the Company's independent accountants. During the year ended December 31, 1995, this Committee, consisting of Messrs. Marren and McAfee, held two meetings.

Recommendation of the Board of Directors

                           The  Board  of  Directors  recommends  a vote FOR the
nominees listed herein.

                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                  The firm of KPMG Peat Marwick LLP served as independent public accountants for Xiox for the year ended December 31, 1995. The Board of Directors desires the firm to continue in this capacity for the current year. Accordingly, a resolution will be presented to the meeting to ratify the selection of KPMG Peat Marwick LLP by the Board of Directors as independent public accountants to audit the accounts and records of Xiox for the year ending December 31, 1996, and to perform other appropriate services.

Recommendation of the Board of Directors

                  The Board of Directors recommends a vote FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

                  The following table sets forth the beneficial ownership of the Common Stock of Xiox as of March 1, 1996 by (i) each director; (ii) the Chief Executive Officer and each of the Company's two other most highly compensated executive officers (the "Named Executive Officers") for the year ended December 31, 1995; (iii) all directors and executive officers as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company's Common Stock at March 1, 1996. All shares are subject to the named person's sole voting and investment power except where otherwise indicated and subject to community property laws where applicable.

                                     Shares              Percent
                                   Beneficially            of
Name                                 Owned (1)            Total
- ----------------------             ------------          --------

Edmund H. Shea                      563,342 (2)           23.7 %
    655 Brea Canyon Rd
    Walnut, CA 91789
William H. Welling                1,027,416 (3)           43.3 %
Richard Alter                        81,065                3.4 %
John T. Boatwright                   20,513 (4)            0.9 % (5)
Bernard T. Marren                    65,007 (6)            2.7 % (5)
Robert K. McAfee                     41,848 (7)            1.8 % (5)
Marc Michel                           7,688 (8)            0.3 % (5)
Mark A. Parrish, Jr.                  9,088 (9)            0.4 % (5)
Anthony DiIulio                      31,525 (10)           1.3 % (5)
David Y. Schlossman                  38,979 (11)           1.6 % (5)
All directors and officers
as a group (10 persons)           1,886,471 (12)          77.4 % (5)


(1) This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated, the business address of each of the beneficial owners listed in this table is : 577 Airport Blvd, Suite 700, Burlingame, CA 94010.

(2) Represents 563,342 shares of Common Stock beneficially owned by Edmund and Mary Shea Real Property Trust.

(3) Represents 1,027,416 shares of Common Stock beneficially owned by Mr. Welling including 104,678 shares owned directly and 922,738 shares owned indirectly. Mr. Welling disclaims all beneficial ownership of 73,718 shares held by family members and related trusts over which Mr. Welling exercises no voting or dispositional power.

(4) Includes 780 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days..

(5) Percentage of the sum of Common Stock outstanding and shares which may be acquired by such individual or group upon exercise of outstanding options which are exercisable within sixty (60) days.

(6) Includes 4,688 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days..

(7) Includes 6,688 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days.

(8) Includes 5,688 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days.

(9) Includes 2,688 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days.

(10)Includes 18,825 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days.

(11)Includes 24,075 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days.

(12)Includes 63,432 shares of Common Stock which may be acquired upon exercise of outstanding options which are exercisable within sixty (60) days.

 Executive Officers

                  In addition to Mr. Welling the principal executive officers of the Company, and their ages as of March 2, 1996 are as follows:

        Name                    Age       Position

        Robert W. Boyd           33        Vice President of Operations

        Anthony DiIulio          40        Vice President of Sales  & Marketing

        Melanie D. Reid          40        Vice President of Finance,
                                              Chief Financial Officer

        David Schlossman         36        Vice President of Engineering


                  Robert W. Boyd joined Xiox in July, 1990 as a member of the Sales Department. Mr. Boyd was promoted to Director of Sales in January, 1994 and to Vice President of Operations in March, 1995. Prior to joining Xiox, Mr. Boyd held sales and management positions at First Phone, Inc., a telecommunications firm in Cambridge, Massachusetts. Mr. Boyd received his Bachelor of Science degree in Business Administration at St. Michael's College.

                  Anthony DiIulio was appointed Vice-President of Sales and Marketing in March, 1995. Prior to that Mr DiIulio held the position of Vice President of Operations for Xiox Corporation since March, 1991 when Xiox acquired SFX, Inc. (then Summa Four Business Products, Inc.). Prior to the acquisition, Mr. DiIulio was General Manager of Summa Four Business Products, Inc. where he was responsible for sales, marketing and operations. From 1984 to 1987 Mr. DiIulio held several different positions with Wang Laboratories, Inc. Mr. DiIulio received his Bachelor of Science degree from Northeastern University and his Masters in Business Administration from New Hampshire College.

                  Melanie D. Reid became Vice President of Finance and Chief Financial Officer of the Company in July, 1995. Prior to joining the Company, Ms. Reid served as Director of Product Delivery and Controller of Product Operations at UB Networks (formerly Ungermann Bass). From 1987 to 1990 Ms. Reid was financial manager in the Intercontinental Division of UB's parent, Tandem Computers. Ms. Reid also held various financial and managerial positions at Honeywell Information Systems from 1977 to 1987. Ms. Reid received her Bachelor of Science degree in Accounting from Boston College and her Masters in Business Administration from the University of Texas at Arlington.

                  David Y. Schlossman rejoined the Company as Vice President of Engineering in January 1990 following a six-month period during which Mr.
Schlossman was with Applied Voice Technology, a telecommunications voice-processing company. Mr. Schlossman originally joined Xiox in early 1984 as a software engineer. Mr. Schlossman was promoted to Chief Engineer in January, 1988 and to Vice President of Engineering in September 1988. Prior to joining Xiox, Mr. Schlossman held software engineering posts at Columbia and New York Universities and at several U. S. Government agencies and independent software vendors. Mr. Schlossman received his Bachelor of Arts degree in computer science from Ohio State University.

EXECUTIVE COMPENSATION

Cash Compensation

                  The following table shows, for the last three fiscal years ending December 31, 1995, 1994 and 1993 certain compensation paid by the Company, including salary, bonuses, stock options and certain other compensation, to the Chief Executive Officer and to the additional Named Executive Officers whose compensation including salary, bonus and other annual compensation exceeded $100,000:

                                                 Summary Compensation Table

                                                                                            Long-Term
                                                                                           Compensation
                                               Annual  Compensation                           Awards
                                   ------------------------------------------------        ------------
Name  and                                    Salary        Bonus       Other Annual          Options2
Principal Position                 Year       ($)           ($)           ($)1                  (#)
- ------------------                 ----      ------        ------      ------------        ------------

William H. Welling                 1995    152,214 3          ---         4,800                 ---
   President and Chief             1994     94,519 3          ---         2,300                 ---
   Executive Officer               1993      12,000           ---           ---                 ---

Richard Alter 4                    1995      82,545       200,427           ---                 ---
   Vice President                  1994      89,554        38,753           ---                 ---
                                   1993      96,000        30,000           ---                 ---

Anthony DiIulio                    1995     102,308 5      43,533 6       4,200                 ---
   Vice President of               1994     102,308 5      28,065 6       4,200              15,000
   Sales & Marketing 7             1993      61,385 5      23,936         4,200                 --

David Y. Schlossman                1995     103,088 8      12,000         4,200               5,000
   Vice President of               1994      95,383 8      12,000         4,200                 --
   Engineering                     1993      94,839 8      12,000         4,200                 --

1  Automobile allowances.

2  The Company has no stock appreciation rights (SARs).

3 Includes payout of paid-time-off balances of $2,214 in 1995 and $2,019 in 1994.

4 Mr. Alter became a Vice President of Xiox Corporation and Board Director in August 1994. Mr. Alter resigned from the Company in January, 1996. Mr. Alter is now President of Gemini Telemanagement Systems and a Distributor of Xiox products.

5 Includes payout of paid-time-off balances of $2,308 in 1995, $2,308 in 1994 and $1,385 in 1993.

6 Represents reportable relocation expense associated with the sale of Mr. DiIulio's east coast residence.

7 Mr. DiIulio became a Vice President of Sales and Marketing in March, 1995. Prior to that he was Vice President of Operations.

8 Includes payout of paid-time-off balances of $6,788 in 1995, $1,783 in 1994 and $2,139 in 1993.

STOCK OPTION GRANTS AND EXERCISES

                  The following  table shows for the fiscal year ended  December
31, 1995 certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers:

                  Options Granted in Last Fiscal Year
                                                       Individual Grants
- ---------------------------------------------------------------------------------------------------------
                                                                                    Potential Realizable
                                           % of Total                                      Value
                                                                                      at Assumed Annual
                                              Options                                      Rates
                                                                                       of Stock Price
                                            Granted to                                  Appreciation
                                            Employees    Exercise                      for Option Term
                              Options       in Fiscal     Price    Expiration     -----------------------
Name                          Granted1       Year 2      ($/Sh)       Date               5%($)     10%($)
- -------------------         ------------   -----------  ---------  -------------  ------------  ----------

William H. Welling                 --          --             --          --              --        --

Richard Alter                      --          --             --          --              --        --

Anthony DiIulio                    --          --             --           --             --        --

David Y. Schlossman             5,000        4.5%         $4.125      8/13/05         $ 4,445      $ 9,572

1 Options generally vest over a four-year period at the rate of 2.08% per month under the current plan and 25% per year under an earlier plan.

2  Based upon 111,700 options granted to employees in 1995.


                                      Aggregated Option Exercises in Last Fiscal Year,
                                      and Fiscal Year-End Option Values

                      Shares
 .                 Acquired on     Value     Number of Unexercised             Value of Unexercised in-the
                    Exercise    Realized      Options at 12/31/95 (#)         Money Options at
                                           -------------------------------   ------------------------------
                                                                              12/31/95($)2
                                                                             --------------
Name                   (#)         ($)     Exercisable     Unexercisable1     Exercisable    Unexercisable1
- ----------------   -----------  ---------  -----------     ---------------   --------------  --------------

William H. Welling        --        --            --            --                  --               --

Richard Alter             --        --            --            --                  --               --

Anthony DiIulio           --        --         18,825           --             $18,832               --

David Y. Schlossman       --        --         24,075           --             $34,589               --


1 Certain stock option awards under the Company's 1984 Stock Option Plan as Amended, Incentive Stock Option awards are exercisable on the date of grant, but the Company reserves the right to repurchase unvested shares at the grant price under certain conditions. The Unexercisable shares represent the number of shares subject to repurchase as of December 30 , 1995.

2 Fair market value of the Company's Common Stock based upon the closing bid price at December 30, 1995 ($2.8125) minus the exercise price of the options.

Compensation Committee Report

                  The Company applies a consistent philosophy to compensation for all employees including senior management. It is based on the premise that achievements of the Company result from the coordinated efforts of all individuals working toward common objectives focused on meeting customer and stockholder expectations.

                  The goals of the Company's compensation program are to align compensation with business objectives and performance while enabling the Company to attract, retain and reward employees who contribute to the long-term success of the Company. In all cases attention is given to fairness in the administration of pay and to assure all employees understand the related performance evaluation and administration process.

                  The Company's compensation program for executive officers is based on the principles described above. It is administered by the Compensation Committee of the Board of Directors composed of the non-employee directors listed at the end of this report. None of the non-employee directors have any interlocking or other type of relationship that would call into question their independence as a committee member.

                  The Company's executive compensation is intended to be consistent with leading companies in the industry while being contingent upon the Company's achievement of near and long-term objectives and goals. The Company's executive philosophy is based on three components, each of which is intended to serve the overall compensation philosophy.


Base Salary

                  Base salary is targeted at the competitive median for competitors of similar size in the software industry. For the purposes of establishing these levels, the Company compares itself to the American Electronics Association sponsored salary surveys of software companies.

                  Salaries of executives are reviewed by the Compensation Committee on an annual basis and may be increased at that time based upon: (i) the Compensation Committee's agreement that the individual's contributions to the Company have increased; and (ii) increases in median competitive pay levels. The Named Executives received no increases in 1995.


Annual Incentives

                  Annual incentives for executives are intended to reflect the Company's belief that management's contribution to stockholder returns comes from maximizing earnings and the quality of those earnings. Incentive compensation is based upon the Company's Profit Sharing incentive plan that sets aside up to 10% of the Company's operating earnings in which all eligible employees of the Company share on a pro rata basis. In addition the executives share in a phase two bonus pool comprised of 10% of operating earnings which are in excess of the operating plan earnings for the fiscal periods. The pool is distributed among the executive group based upon the Compensation Committee's evaluation of contributions by members of the executive group. The Chief Executive Officer does not share in the second profit sharing pool, but is entitled to a separate bonus representing 10% of the after tax earnings of the Company after all other employee and executive incentive bonuses have been expensed to the fiscal period.

Long-term Incentives

                  The  Compensation  Committee  also  endorses the position that stock ownership by management is beneficial in aligning management and stockholder interest towards enhancing stockholder value. Stock options are also used to retain and motivate executives to improve the long-term stock market performance. Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. Generally grants awarded vest in monthly amounts over four years.

                  The Compensation Committee determines the number of options to be granted based upon comparison within the competitive marketplace. Outstanding historical performance by an individual is additionally recognized through larger than normal option grants.

                                      COMPENSATION COMMITTEE

                                      Bernard T. Marren, Chairman
                                      Robert K. McAfee

Remuneration of Directors

                  During the year ended December 31, 1995, Messrs. Boatwright, Marren, McAfee, Michel, and Parrish were paid directors' fees of $300 for each of the (three) meetings of the Board they attended in 1995. None of the director's held consulting contracts with the Company during 1995.


Compliance with Section 16(a) of the Exchange Act

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Security and Exchange Commission (the "SEC"). Such officers, directors, and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Sections 16(a) reports they file.

                  Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no Form 5 were required for such persons, the Company believes that during the fiscal years ended December 31, 1994 and 1995, all Section 16 filing requirements applicable to its officers, directors, and 10% shareholders were complied with, except as reported below. In making these statements, the Company has relied on the written representations of its officers and directors.

                  Robert W. Boyd filed a late Form 3 for his grant of 13,000 stock options on August 14, 1995.

                  Anthony DiIulio filed a late Form 4 for his grant of 15,000 stock options on March 30, 1994 and a late Form 3 for his grant of 15,000 stock options on June 11, 1991.

                  Melanie D. Reid filed a late Form 5 for her grant of 20,000 stock options on August 14, 1995.

                  David Y. Schlossman filed a late Form 4 for his purchase of 5,000 shares of Xiox Common Stock on August 8, 1995, a late Form 5 for his grant of 5,000 stock options on August 14, 1995 and an amended Form 4 for his beneficial ownership of common stock.

                  William H. Welling filed two late Form 4s for his purchase of 50,000 shares of Xiox Common Stock on July 13, 1995 and 50,000 shares of Xiox Common Stock on September 29, 1995. The Welling Family Trust filed a late Form 4 for its purchase of 27,600 shares of Xiox Common Stock on June 19, 1995.

                  John T. Boatwright filed a late Form 4 for his automatic grant of 1,000 stock options on May 23, 1994 and amended Form 4 for his automatic stock option grant of 1,000 shares on May 22, 1995 and exercise of stock options on February 6, 1995.

                  Bernard T. Marren filed a late Form 4 for his automatic grant of 1,000 stock options on May 23, 1994 and amended Form 4 for his automatic stock option grant of 1,000 shares on May 22, 1995.

                  Robert K. McAfee filed a late Form 4 for his automatic grant of 1,000 stock options on May 23, 1994 and amended Form 4 for his automatic stock option grant of 1,000 shares on May 22, 1995.

                  Marc Michel filed a late Form 4 for his automatic grant of 1,000 stock options on May 23, 1994 and a late Form 5 for his automatic stock option grant of 1,000 shares on May 22, 1995.

                  Mark A. Parrish filed a late Form 4 for his automatic grant of 1,000 stock options on May 23, 1994, May 17, 1993, June 8, 1992 and June 11, 1991 and a late Form 5 for his automatic stock option grant of 1,000 shares on May 22, 1995.

                                  OTHER MATTERS

                  Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.



BY ORDER OF THE
BOARD OF DIRECTORS



Marc M. Michel
Secretary
April 17, 1996
Burlingame, California

                                                                      APPENDIX A

- --------------------------------------------------------------------------------
PROXY                             XIOX Corporation                        PROXY

           Annual Meeting of Stockholders to be Held on May 22, 1996 This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints William H. Welling and Melanie D. Reid, and each or either of them, as proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designed on the other side, all of the shares of Common Stock of XIOX Corporation held of record by the undersigned as of April 4, 1996 at the Annual Meeting of Stockholders of XIOX Corporation to be held May 22, 1996, or at any adjournment thereof.



                (Continued, and to be signed on the other side)

- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

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
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

                                                                                                                 [ X ] Please mark
                                                                                                                       your votes
                                                                                                                       as this

The Board of Directors recommends a vote FOR items 1 and 2.  Item 2-TO RATIFY THE APPOINTMENT OF KPMG PEAT
                                                                    MARWICK LLP AS INDEPENDENT ACCOUNTANTS
Item 1-ELECTION OF DIRECTORS                      WITHHOLD                                                FOR     AGAINST   ABSTAIN
Nominees:                                 FOR*     FOR ALL                                               [   ]     [   ]     [   ]

William H. Welling, Mark A. Parrish, Jr., [  ]      [   ]    In their discretion, the Proxies are
Robert K. McAfee, Bernard T. Marren                          authorized to vote upon such other
and Atam Lalchandani                                         business as may properly come before
                                                             the meeting.
WITHHELD FOR:  (Write that nominee's name in the space
provided below).                                             The shares covered by this proxy will
                                                             be voted in accordance with the
- ------------------------------------------------------------ undersigned(s) instructions with respect
I PLAN TO ATTEND THE MEETING                         [   ]   to any matter in which a choice is
                                                             specified. If this proxy is returned
                                                             without indicating specific instructions,
                                                             all shares represented herein will be
                                                             voted for the Director nominees listed,
                                                             and as recommended by the Board of Directors
                                                             on all other proposals. Each of the proxies
                                                             or their substitutes as shall be present and
                                                             acting at the Annual Meeting shall have and
                                                             may exercise all of the powers of all
                                                             of said proxies hereunder.


Signature(s)                                                                                           Date
            -----------------------------------------------------------------------------------             -----------------
Note: Please sign as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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